Exhibit 10.1

SIXTH Amendment to Lease

This Sixth Amendment to Lease (this “Amendment”) is made as of August 11, 2017, by and between ARE-East River Science Park, LLC, a Delaware limited liability company (“Landlord”), and Kadmon Corporation, LLC (f/k/a Kadmon Pharmaceuticals, LLC),  a Delaware limited liability company (“Tenant”).

recitals:

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of October 28, 2010 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of July 1, 2011 (the “First Amendment”), as further amended by that certain Second Amendment to Lease dated as of November 16, 2011 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease dated as of January 4, 2013 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Lease dated as of July 25, 2013 (the “Fourth Amendment”), and as further amended by that certain Fifth Amendment to Lease dated as of the date hereof (the “Fifth Amendment”).  The Original Lease, the First Amendment, the Second Amendment,  the Third Amendment,  the Fourth Amendment and the Fifth Amendment shall sometimes collectively be referred to herein as the “Lease”.

B. Pursuant to the Lease, Landlord leased to Tenant certain premises consisting of (i) the entire 16th floor of the Building, which contains 9,767 rentable square feet, (ii) Suite 501, which contains 4,603 rentable square feet, Suite 502, which contains 3,897 rentable square feet, Suite 503, which contains 4,982 rentable square feet, and Suite 510, which contains 354 rentable square feet, and (iii) the entire fifteenth floor, which contains 12,168 rentable square feet (collectively, the “Premises”) of the building located at 450 East 29th Street, New York, New York, 10016, also known as 504 First Avenue, New York, New York, 10016 as more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

C. Pursuant to the Fifth Amendment, Tenant shall surrender the Surrender Premises on or before the Surrender Date (as defined in the Fifth Amendment), and Tenant shall pay Landlord the Surrender Premises Payment (as defined in the Fifth Amendment) on or before the Surrender Date as consideration therefor.

D. Landlord and Tenant desire to amend the Lease to, among other things, (i) provide for certain rent abatements and (i) extend the term of the Lease.
agreement:

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Rent Abatement. As of the Surrender Date, provided that Tenant is not in

Default under the Lease, Landlord hereby grants Tenant an abatement of the Base Rent in the amount of $1,131,375.00  (the “Base Rent Abatement”),  to be applied in consecutive monthly installments against the total Base Rent which otherwise would be due and payable for each calendar month beginning on the first full calendar month after the Surrender Date (provided that such monthly installments of Base Rent Abatement shall cease, and no further monthly installments of Base Rent Abatement shall be available or applicable, from and after the date of the occurrence of any Default by Tenant).  Except as provided in the preceding sentences, Tenant shall pay the full amount of Base Rent due in accordance with the provisions of the Lease.  The Additional Rent set forth in Section 3(b) of the Lease shall not be abated and shall be based on the amount of Base Rent that would have been payable without regard to the Base Rent Abatement.  Notwithstanding anything to the contrary in this Section 1, the adjustment in the Base Rent as set forth in Section 4 of the Lease shall be based on the full and unabated amount of Base Rent payable for the applicable 12 month period in which the Rent Abatement shall occur.

2. Definitions. As of the Surrender Date, the following definitions contained in the Basic Lease Provisions of the Lease shall be amended and restated in their entirety as follows:

“Base Term:  With respect to the Original Shell Space and the Remaining Hotel Space, beginning on October 28, 2010 and ending 132 months from the first day of the first full calendar month following the Additional Fifteenth Floor Expansion Premises Commence Date.  With respect to the Fifteenth Floor Premises, beginning on the Additional Fifteenth Floor Expansion Premises Commencement Date and ending 132 months from the first day of the first full calendar month following the Additional Fifteenth Floor Expansion Premises Commencement Date.”

3. Surrender Premises Payment.  Notwithstanding anything to the contrary contained in this Amendment, Tenant and Landlord acknowledge and agree that the effectiveness of this Amendment shall be subject to Tenant’s payment of the Surrender Premises Payment in accordance with the Fifth Amendment.  In the event that Tenant’s obligations with respect to the Surrender Premises Payment are not satisfied, Landlord shall have the right to terminate this Amendment upon delivery of written notice to Tenant.  Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s exercise of such right in accordance with this Section 3.

4. Brokers. None.
5. Miscellaneous.

(a) This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(a) This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(b) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

(c) Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, agent or other person in connection with Tenant’s surrender of the Surrender Premises or this Amendment and that no broker, agent or other person brought about Tenant’s surrender of the Surrender Premises, this Amendment or any part of the subject matter contained herein.  Tenant hereby agrees to indemnify and defend Landlord and hold Landlord harmless from and against any claims by any broker, agent or other person concerning entitlement to a commission or other form of reimbursement, compensation or recovery of damages by virtue of having been engaged by, or having dealt with, or having acted for, Tenant in connection with the Lease, Tenant’s surrender of the Surrender Premises or this Amendment, or any part of the subject matter contained herein.

(d) Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment.  In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail.  Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

Tenant:

Kadmon CORPORATION, LLC, a Delaware limited liability company

By:  /s/ Harlan W. Waksal____________________
Its:  President and Chief Executive Officer

Landlord:

ARE-East RiveR Science Park, LLC, a Delaware limited liability company

By:Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

By:ARE-QRS Corp., a Maryland corporation, general partner

By:  /s/ Gary Dean_______________
Its:  Senior Vice President

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